PRICING SUPPLEMENT NO. 32                                         Rule 424(b)(3)
DATED: December 17, 1999                                      File No. 333-83049
(To Prospectus dated August 9, 1999
and Prospectus Supplement dated August 9, 1999)

                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $25,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 12/20/1999  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 12/20/2000        CUSIP#: 073928LY7

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily*

[ ]   Treasury Rate                      Interest Reset Period:  Daily*

[ ]   LIBOR Reuters                      Interest Payment Date(s):  **

[ ]   LIBOR Telerate

[ ]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  ***              Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): +0.31%

*     Up to and including the Business Day immediately preceding Maturity.

**    3/20/2000, 6/20/2000, 9/20/2000 and 12/20/2000

***   Federal Funds Open Rate on December 20, 1999 plus 31 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.